EXHIBIT 99.1

Tuesday Morning Corporation Announces Third Quarter Fiscal 2015 Results

DALLAS, April 30, 2015 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading off-price retailer with over 750 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the third quarter and nine months ended March 31, 2015.

Third Quarter 2015 Financial Highlights

  Net sales increased 3.8% to $189.7 million, compared to $182.8 million for the third quarter of fiscal 2014. Comparable store sales increased 6.5% compared to the same period a year ago, and were comprised of a 6.8% increase in customer transactions, partially offset by a 0.3% decrease in average ticket. Sales at the 33 stores relocated during the past 12 months increased approximately 55% for the third quarter of fiscal 2015 as compared to the prior year quarter and contributed 190 basis points to the comparable store sales increase of 6.5%.

  The Company's operating loss improved 72% during the third quarter of fiscal 2015 to $2.1 million, compared to an operating loss of $7.6 million in the third quarter of fiscal 2014. On an adjusted basis, the Company reported a 61% improvement in operating loss over non-GAAP adjusted operating loss of $5.4 million for the third quarter of fiscal 2014. Non-GAAP adjusted operating loss excludes business turnaround charges incurred in the prior year period as described below.

Michael Rouleau, Chief Executive Officer, stated, "During the third quarter, Tuesday Morning delivered a strong comparable store sales increase of 6.5%, despite adverse weather conditions, moderation in our promotional levels and substantially higher clearance sales in the prior year period. Our broad and shallow merchandising initiative is driving strong sales growth and a significant reduction in markdowns."

Mr. Rouleau continued, "While we continue to be extremely pleased with these recent business results, our progress on our Tuesday Morning Rebuilding Program is also proceeding on plan. Key elements of this program include relocating or closing underperforming stores, improving our supply chain, upgrading our systems, and enhancing our buying processes. The entire Tuesday Morning team is doing an outstanding job of executing in the near term to deliver strong results while at the same time rebuilding the Company for long term success."

During the prior fiscal year, the Company executed a number of programs under its business turnaround initiative. These programs, which we believe to be substantially concluded, included changes in senior management and board composition, exiting certain categories, cleaning up and reconfiguring stores, structurally reducing the level of clearance merchandise, enhancing Company policies, and eliminating obsolete assets. As a result of these programs, the Company incurred additional costs and expenses in the prior year periods. To better understand the Company's performance, financial results have been presented on both a GAAP and on an adjusted (non-GAAP) basis, which excludes the turnaround initiative expenses incurred in the prior year periods. Reconciliations between GAAP and non-GAAP financial results are included in this press release.

Third Quarter 2015 Results of Operations - GAAP Basis

For the third quarter of fiscal 2015, Tuesday Morning reported gross profit of $72.4 million and gross margin of 38.2% compared to $68.1 million of gross profit and gross margin of 37.3% in the third quarter of fiscal 2014. Selling, general and administrative expenses (SG&A) decreased 1.6% to $74.5 million, compared to $75.7 million in the same period last year. As a percent of net sales, SG&A was 39.3% for the third quarter of fiscal 2015 compared to 41.4% in the same period last year. Our net loss was $2.8 million, or $0.06 per share, in the third quarter of fiscal 2015 compared to a net loss of $8.4 million, or $0.20 per share, in the third quarter of fiscal 2014.

The Company ended the third quarter of fiscal 2015 with $42.9 million in cash and cash equivalents, with no borrowings under its line of credit. Inventories at the end of the third quarter of fiscal 2015 were $223.4 million compared to $205.8 million at the end of the third quarter of fiscal 2014, up $17.6 million or 8.6%. The Company's inventory turnover for the trailing five quarters is 2.6 turns, and compares favorably to our prior year trailing five quarter turnover of 2.5 turns.

Nine Months ended March 31, 2015 Results of Operations - GAAP Basis

For the fiscal year-to-date period, net sales increased 6.3% to $693.3 million, compared to $652.2 million for the same period last year. Comparable store sales increased 8.4% compared to the same period a year ago, and were driven by an 8.3% increase in customer transactions, along with a 0.1% increase in average ticket. Sales at the 46 stores relocated since the beginning of the prior fiscal year increased approximately 55% for the first nine months of fiscal 2015 as compared to the same period last year and contributed 140 basis points to the comparable store sales increase of 8.4%.

For the first nine months of fiscal 2015, Tuesday Morning reported gross profit of $253.4 million and gross margin of 36.5% compared to $230.9 million of gross profit and gross margin of 35.4% in the first nine months of fiscal 2014. SG&A increased 1.8% to $237.0 million, compared to $232.7 million in the same period last year. As a percent of net sales, SG&A was 34.2% for the first nine months of fiscal 2015 compared to 35.7% in the same period last year. Our net income was $14.6 million, or $0.33 per share, in the first nine months of fiscal 2015 compared to a net loss of $2.8 million, or $0.06 per share, in the first nine months of fiscal 2014.

Third Quarter 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the third quarter of fiscal 2015, Tuesday Morning reported gross profit of $72.4 million and gross margin of 38.2% compared to $68.1 million of gross profit and gross margin of 37.3% on an adjusted basis in the third quarter of fiscal 2014. The gross margin expansion on an adjusted basis was primarily due to reductions in markdowns along with improvements in supply chain efficiency. For the third quarter of fiscal 2015, the Company's SG&A expenses increased 1.4% to $74.5 million, compared to adjusted SG&A of $73.5 million in the same period last year. Adjusted SG&A increased primarily due to higher corporate staffing, higher stock compensation expense, and higher professional services and consulting fees. As a percent of net sales, SG&A was 39.3% in the third quarter of fiscal 2015 compared to adjusted SG&A of 40.2% in the same period last year. The Company reported a net loss of $2.8 million, or $0.06 per share, in the third quarter of fiscal 2015 compared to an adjusted net loss of $5.7 million, or $0.13 per share, in the third quarter of fiscal 2014.

Nine Months ended March 31, 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the fiscal year-to-date period, Tuesday Morning reported gross profit of $253.4 million and gross margin of 36.5% compared to $232.7 million of gross profit and gross margin of 35.7% reported on an adjusted basis in the first nine months of fiscal 2014. The gross margin expansion on an adjusted basis was due to reductions in markdowns and improvements in supply chain efficiency partly offset by slightly lower initial merchandise mark-up. For the first nine months of fiscal 2015, the Company's SG&A expenses increased 4.0% to $237.0 million, compared to adjusted SG&A of $227.8 million in the same period last year. Adjusted SG&A increased primarily due to higher stock compensation expense, higher payroll and employee expense, higher rent expense and higher professional services and consulting fees. As a percent of net sales, SG&A was 34.2% in the first nine months of fiscal 2015 compared to adjusted SG&A of 34.9% in the same period last year. The Company's reported net income was $14.6 million, or $0.33 per share, in the first nine months of fiscal 2015 compared to adjusted net income of $3.7 million, or $0.09 per share, in the first nine months of fiscal 2014.

About Tuesday Morning

Tuesday Morning Corporation (Nasdaq:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates over 750 stores in 41 states. More information and a list of store locations may be found on our website at www.tuesdaymorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review third quarter 2015 financial results today, April 30, 2015, at 3:30 p.m. Central Time. The call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference call at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, April 30, 2015 through 10:59 p.m., Central time, Saturday, May 2, 2015 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 24690633.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, our future results of operations, our future financial position, and our current business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements of management's current plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract and retain quality sales, distribution center and other associates in large numbers, as well as experienced buying and management personnel; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to comply with various government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, weather, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following business turnaround related charges and adjustments in the prior year periods: our inventory write-down, management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition), and changes in our deferred tax asset valuation allowance. The amount of the turnaround related inventory write-down excluded from cost of sales (and the calculation of gross profit on a non-GAAP basis) and the adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Income/(Loss) to Non-GAAP Adjusted Operating Income/(Loss):

The following table reconciles operating income/(loss), the most directly comparable GAAP financial measure, to adjusted operating income/(loss), a non-GAAP financial measure:

(unaudited - in thousands)

			Nine Months Ended
	Three Months Ended March 31,		March 31,
	2015	2014	2015	2014
Operating income/(loss) (GAAP)	$ (2,115)	$ (7,629)	$ 16,352	$ (1,812)
Non-GAAP adjustments:
Adjustment to cost of sales:
Inventory write-down and merchandise category exit	—	—	—	1,810
Adjustments to selling, general and administrative expenses:
Compensation	—	606	—	2,160
Legal, consulting, and recruiting	—	1,596	—	2,679
Adjusted operating income/(loss) (non-GAAP)	$ (2,115)	$ (5,427)	$ 16,352	$ 4,837

GAAP Net Income/(Loss) to Non-GAAP Adjusted Net Income/(Loss):

The following table reconciles net income/(loss) from continuing operations, the most directly comparable GAAP financial measure, to adjusted net income/(loss) from continuing operations, a non-GAAP financial measure:

(unaudited - in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net income/(loss) from continuing operations (GAAP)	$ (2,804)	$ (8,428)	$ 14,625	$ (2,763)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (2)	—	—	—	1,023
Compensation, net of tax (1)(2)	—	534	—	1,220
Legal, consulting, and recruiting, net of tax (1)(2)	—	1,407	—	1,513
Deferred tax asset valuation allowance	—	828	—	2,727
Adjusted net income/(loss) from continuing operations (non-GAAP)	$ (2,804)	$ (5,659)	$ 14,625	$ 3,720

(1) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) from continuing operations reconciliation is 11.9% for the three months ended March 31, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014.
(2) The effective tax rate utilized in this non-GAAP adjusted net income/(loss) from continuing operations reconciliation is 43.5% for the nine months ended March 31, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014.

GAAP Diluted Income/(Loss) Per Share to Non-GAAP Adjusted Diluted Income/(Loss) Per Share:

The following table reconciles diluted income/(loss) per share from continuing operations, the most directly comparable GAAP financial measure, to adjusted diluted income/(loss) per share from continuing operations, a non-GAAP financial measure:

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Diluted income/(loss) per share from continuing operations (GAAP)	$ (0.06)	$ (0.20)	$ 0.33	$ (0.06)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit, net of tax (2)	—	—	—	0.02
Compensation, net of tax (1)(2)	—	0.01	—	0.03
Legal, consulting, and recruiting, net of tax (1)(2)	—	0.04	—	0.04
Deferred tax asset valuation allowance	—	0.02	—	0.06
Adjusted diluted income/(loss) per share from continuing operations (non-GAAP)	$ (0.06)	$ (0.13)	$ 0.33	$ 0.09

(1) The effective tax rate utilized in this non-GAAP adjusted diluted income/(loss) per share from continuing operations reconciliation is 11.9% for the three months ended March 31, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014.
(2) The effective tax rate utilized in this non-GAAP adjusted diluted income/(loss) per share from continuing operations reconciliation is 43.5% for the nine months ended March 31, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $18.9 million as of March 31, 2014.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's core operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The Company believes this also facilitates the comparison of the Company's results to the results of its peer companies. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Q3 Fiscal 2015
	Adjustments*
	GAAP					Adjusted
	Net					Non-GAAP
	Income/	Inventory		All		Net Income/	% of
	(Loss)	Adj.	Compensation	Other	Total	(Loss)	Sales
Net Sales	$ 189,726					$ 189,726
Cost of Sales	$ 117,326					$ 117,326	61.8%
Gross Profit	$ 72,400					$ 72,400	38.2%

Selling, General & Administrative Expenses	$ 74,515					$ 74,515	39.3%
Operating Income/(Loss )	$ (2,115)					$ (2,115)	(1.1)%

Other Expense	$ 753					$ 753	0.4%
Income/(Loss) Before Tax	$ (2,868)					$ (2,868)	(1.5)%

Income Tax Provision/(Benefit)	$ (64)					$ (64)	(0.0)%
Net Income/(Loss)	$ (2,804)					$ (2,804)	(1.5)%

	Q3 Fiscal 2014
	Adjustments*
	GAAP					Adjusted
	Net					Non-GAAP
	Income/	Inventory		All		Net Income/	% of
	(Loss)	Adj.	Compensation	Other	Total	(Loss)	Sales
Net Sales	$ 182,765					$ 182,765
Cost of Sales	$ 114,664					$ 114,664	62.7%
Gross Profit	$ 68,101					$ 68,101	37.3%

Selling, General & Administrative Expenses	$ 75,730		$ (606)	$ (1,596)	$ (2,202)	$ 73,528	40.2%
Operating Income /(Loss)	$ (7,629)		$ 606	$ 1,596	$ 2,202	$ (5,427)	(3.0)%

Other Expense	$ 359					$ 359	0.2%
Income Before Tax	$ (7,988)		$ 606	$ 1,596	$ 2,202	$ (5,786)	(3.2)%

Income Tax Provision /(Benefit)	$ 440		$ 72	$ (639)	$ (567)	$ (127)	(0.1)%
Net Income/(Loss)	$ (8,428)		$ 534	$ 2,235	$ 2,769	$ (5,659)	(3.1)%

*Adjustment Notes:

Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.

All Other – Write-off of assets related to exited internet business, legal costs related to former CEO lawsuit and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Q3 YTD Fiscal 2015
	Adjustments*
	GAAP					Adjusted
	Net					Non-GAAP
	Income/	Inventory		All		Net Income/	% of
	(Loss)	Adj.	Compensation	Other	Total	(Loss)	Sales
Net Sales	$ 693,335					$ 693,335
Cost of Sales	$ 439,955					$ 439,955	63.5%
Gross Profit	$ 253,380					$ 253,380	36.5%

Selling, General & Administrative Expenses	$ 237,028					$ 237,028	34.2%
Operating Income	$ 16,352					$ 16,352	2.4%

Other Expense	$ 1,457					$ 1,457	0.2%
Income Before Tax	$ 14,895					$ 14,895	2.1%

Income Tax Provision	$ 270					$ 270	0.0%
Net Income	$ 14,625					$ 14,625	2.1%

	Q3 YTD Fiscal 2014
	Adjustments*
	GAAP					Adjusted
	Net					Non-GAAP
	Income/	Inventory		All		Net Income/	% of
	(Loss)	Adj.	Compensation	Other	Total	(Loss)	Sales
Net Sales	$ 652,214					$ 652,214
Cost of Sales	$ 421,348	$ (1,810)			$ (1,810)	$ 419,538	64.3%
Gross Profit	$ 230,866	$ 1,810			$ 1,810	$ 232,676	35.7%

Selling, General & Administrative Expenses	$ 232,678		$ (2,160)	$ (2,679)	$ (4,839)	$ 227,839	34.9%
Operating Income /(Loss)	$ (1,812)	$ 1,810	$ 2,160	$ 2,679	$ 6,649	$ 4,837	0.7%

Other Expense	$ 1,030					$ 1,030	0.2%
Income/(Loss) Before Tax	$ (2,842)	$ 1,810	$ 2,160	$ 2,679	$ 6,649	$ 3,807	0.6%

Income Tax Provision /(Benefit)	$ (79)	$ 787	$ 940	$ (1,561)	$ 166	$ 87	0.0%
Net Income/(Loss)	$ (2,763)	$ 1,023	$ 1,220	$ 4,240	$ 6,483	$ 3,720	0.6%

*Adjustment Notes:

Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.

Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.

All Other – Write-off of assets related to exited internet business, legal costs related to former CEO lawsuit and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)

	Three Months Ended Mar. 31		Nine Months Ended Mar. 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net sales	$ 189,726	$ 182,765	$ 693,335	$ 652,214
Cost of sales	117,326	114,664	439,955	421,348
Gross profit	72,400	68,101	253,380	230,866

Selling, general and administrative expenses	74,515	75,730	237,028	232,678

Operating income/(loss)	(2,115)	(7,629)	16,352	(1,812)

Other income (expense):
Interest expense, net	(348)	(355)	(1,070)	(1,109)
Other income (expense), net	(405)	(4)	(387)	79
Other expense, net	(753)	(359)	(1,457)	(1,030)

Income/(Loss) before income taxes	(2,868)	(7,988)	14,895	(2,842)

Income tax provision/(benefit)	(64)	440	270	(79)

Net income/(loss)	$ (2,804)	$ (8,428)	$ 14,625	$ (2,763)

Income/(Loss) Per Share:
Net income/(loss) per common share:
Basic	$ (0.06)	$ (0.20)	$ 0.33	$ (0.06)
Diluted	$ (0.06)	$ (0.20)	$ 0.33	$ (0.06)

Weighted average number of common shares:
Basic	43,554	43,072	43,431	42,863
Diluted	43,554	43,072	43,750	42,863

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)
	Mar. 31,	Mar. 31,	Jun. 30,
	2015	2014	2014
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 42,886	$ 41,615	$ 49,686
Inventories	223,421	205,784	207,663
Prepaid expenses	6,757	7,556	5,822
Deferred income taxes	42	--	42
Other current assets	424	603	1,094
Total Current Assets	273,530	255,558	264,307

Property and equipment, net	63,663	67,237	65,939

Other long-term assets:
Deferred financing costs	996	1,565	1,416
Other assets	802	701	724
Deferred income tax - non-current	--	3,655	--

Total Assets	$ 338,991	$ 328,716	$ 332,386

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 76,348	$ 73,341	$ 86,284
Accrued liabilities	36,762	40,289	39,618
Deferred income taxes payable	--	3,655	--
Income taxes payable	414	122	1
Total Current Liabilities	113,524	117,407	125,903

Deferred rent	2,050	2,711	2,721
Income tax payable - non-current	355	404	410
Deferred income taxes	42	--	42
Total Liabilities	115,971	120,522	129,076

Stockholders' equity	223,020	208,194	203,310
Total Liabilities and Stockholders' Equity	$ 338,991	$ 328,716	$ 332,386

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended Mar. 31,

	2015	2014
	(unaudited)
Net cash flows from operating activities:
Net income/(loss)	$ 14,625	$ (2,763)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	9,114	9,090
Amortization of financing fees	447	446
Deferred income taxes	--	3,265
Loss on disposal of fixed assets	904	361
Shared-based compensation expense	3,906	1,829
Net change in operating assets and liabilities	(28,917)	9,539

Net cash provided by operating activities	79	21,767

Net cash flows from investing activities:
Proceeds from sale of assets	47	34
Capital expenditures	(7,789)	(10,713)

Net cash used in investing activities	(7,742)	(10,679)

Net cash flows from financing activities:
Repayments under revolving credit facility	(6,000)	(25,100)
Proceeds under revolving credit facility	6,000	25,100
Payments of debt financing costs	(27)	--
Purchase of treasury stock	(143)	(320)
Proceeds from the exercise of employee stock options	1,033	1,951

Net cash provided by financing activities	863	1,631

Net increase/(decrease) in cash and cash equivalents	(6,800)	12,719

Cash and cash equivalents, beginning of period	49,686	28,896

Cash and cash equivalents, end of period	$ 42,886	$ 41,615
CONTACT: Jeffrey N. Boyer
         Chief Financial Officer and
         Chief Administrative Officer
         TUESDAY MORNING CORPORATION
         972-934-7189

         MEDIA: Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955